SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 23, 2013

THE FIRST BANCSHARES, INC.
_______________________________________________
(Exact name of registrant as specified in its charter)

MISSISSIPPI	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6480 US Highway 98 West Hattiesburg, Mississippi	39402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (601) 268-8998

Not applicable
__________________________________________________
(Registrant's former address of principal executive offices)

Item 8.01	Other Events.

    On April 23, 2013, the United States Bankruptcy Court for the Southern District of Alabama confirmed the Chapter 11 Plan of Reorganization for First Baldwin Bancshares, Inc. pursuant to which First Baldwin Bancshares, Inc. has agreed to sell all of the voting stock of it subsidiary, First National Bank of Baldwin County, under an Acquisition Agreement dated January 31, 2013, as amended.   Accordingly, The First Bancshares, Inc. intends to close on its acquisition of all of the voting stock of First National Bank of Baldwin County on or about April 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC. (Registrant)

Date: April 24, 2013	By:	/s/ Donna T. Lowery
Donna T. Lowery, Chief Financial Officer